Exhibit 99.2

(NYSE: WAL) October 18, 2013 Western Alliance Bancorporation 3rd Quarter Earnings Call

Q3 2013 Financial Performance Continued Income Growth –Net income of $28.2 million, compared to $34.0 million for the second quarter 2013 (which included the $10.0 million bargain purchase gain from the acquisition of Centennial Bank in addition to other non-recurring items) and $15.5 million for the third quarter 2012 –Earnings per share of $0.32, compared to $0.39 per share in the second quarter 2013 (which included the effects of the Centennial bargain purchase gain and other non-recurring items to an adjusted $0.30 per share) and $0.18 per share in the third quarter 2012 –Net Interest Margin of 4.41%, compared to 4.36% in Q2 2013 and 4.41% in Q3 2012 –Return on Assets of 1.30% and Return on Tangible Common Equity of 17.1% compared to 0.85% and 11.7%, respectively, in Q3 2012 oSustained Balance Sheet Growth –Total assets of $8.92 billion, up $328 million from $8.59 billion in Q2 2013 and $1.52 billion from $7.40 billion in Q3 2012 –Total loans of $6.52 billion, up $104 million from $6.41 billion in Q2 2013 and $1.18 billion from $5.33 billion in Q3 2012 –Total deposits of $7.28 billion, up $274 million from $7.0 billion in Q2 2013 and $1.11 billion from $6.16 billion in Q3 2012 oAsset Quality –Annualized Net Loan Recoveries to Average Loans of 0.10%, compared to Net Loan Charge-Offs of 0.17% in Q2 2013 and 0.70% in Q3 2012 –Non-Performing Assets to Total Assets of 1.7%, down from 1.9% in Q2 2013 and 2.7% in Q3 2012 oCapital –Tier 1 Common Capital Ratio of 8.8%, compared to 8.3% in Q2 2013 and 8.1% in Q3 2012 –Tangible Book Value/Share of $7.57, compared to $7.26 in Q2 2013 and $6.35 in Q3 2012 Note: Capital ratios are estimates until Call Reports are filed

$1,756 $1,948 $2,085 $2,174 $2,235 $1,331 $1,397 $1,414 $1,550 $1,551 $1,401 $1,500 $1,532 $1,833 $1,856 $465 $471 $443 $438 $414 $380 $394 $381 $417 Q3-12Q4-12Q1-13Q2-13Q3-13Loan Growth and Portfolio Composition $ in millions $1.18 Billion Year Over Year Growth Commercial & Industrial CRE, Owner Occupied CRE, Non-Owner Occupied Construction & Land Residential and Consumer Construction loans up $43 million as a result of increased demand in Q3 2013 Residential and Consumer loans declined as the Company focuses its efforts on commercial line Q4 2012 and Q2 2013 include loans acquired from Western Liberty and Centennial Highlights $5,333 $5,709 $5,855 $6,412 $6,516 Growth +376 +146 +557 +104 $460

Deposit Growth and Composition $ in millions $1.11 Billion Year Over Year Growth Savings & MMDA NOW CDs Non-Int Bearing DDA $1,841 $1,933 $1,930 $1,920 $1,972 $2,541 $2,574 $2,827 $2,945 $3,050 $515 $582 $620 $631 $674 $1,265 $1,366 $1,358 $1,505 $1,579 Q3-12Q4-12Q1-13Q2-13Q3-13 $6,162 $6,455 $6,735 $7,001 $7,275 Growth +293 +280 +266 +274 Deposits up 18% year over year Q3 2013 growth driven by CDs and Savings & MMDA Q4 2012 and Q2 2013 include deposits acquired from Western Liberty and Centennial Highlights

$78 $74 $75 $69 $68 $123 $106 $94 $82 $75 $116 $97 $84 $71 $78 $100 $98 $122 $115 $103 Q3-12Q4-12Q1-13Q2-13Q3-13$417 $375 $375 $337 Adversely Graded Loans and Non-Performing Assets $ in millions Q3-12Q4-12Q1-13Q2-13Q3-13 OREO Non-Performing Loans Classified Accruing Loans Special Mention Loans$23 $125 $20 Organic Acquired* Q3 2012 – Q3 2013 NPA’s Adversely Graded Loans * Net of Centennial and Western Liberty credit and rate mark discounts of $56 million $324 $111 Accruing TDRs total $87 million as of 9/30/2013

Consolidated Balance Sheet $ in millions * Net of tax Assets increased $1.52 billion or 20.5% year over year Allowance for Loan Loss flat despite 22.2% YOY increase in loans as credit quality has improved Deposits up 18.1% YOY Tangible Common Equity up 24.3% and Tangible Book Value/Share up 19.2% YOY Highlights Q3 - 13Q2 - 13Q3 - 12Investments & Cash1,880$ 1,696$ 1,647$ Total Loans 6,516 6,412 5,333 Allowance for Credit Losses(98) (96) (97) Other Assets623 582 521 Total Assets8,921$ 8,594 $ 7,404$ Deposits7,275$ 7,001$ 6,162$ Other Liabilities820 793 544 Total Liabilities8,095$ 7,794$ 6,706$ Shareholders' Equity826 800 698 Total Liabilities and Equity8,921$ 8,594$ 7,404$ Tangible Common Equity*659$ 632$ 530$ Tangible Common Equity Ratio 7.4% 7.4% 7.2% Tangible Book Value/Share 7.57 $ 7.26 $ 6.35 $ EOP Shares outstanding (mils) 87.1 87.0 83.5

Consolidated Financial Results

$ in millions except EPS

	Q3 - 13	Q2 - 13	Q3 - 12
Net Interest Income	$ 84.6	$ 82.2	$ 71.9
Operating Non Interest Income	5.8	5.0	5.4
Total Revenue	**$ 90.4**	**$ 87.2**	**$ 77.3**
Operating Expenses	(48.3)	(47.1)	(43.9)
Pre-Tax, Pre-Provision Income	**$ 42.1**	**$ 40.1**	**$ 33.4**
Provision for Credit Losses	0.0	(3.5)	(8.9)
Repossessed Asset Valuation	(0.4)	1.1	(0.1)
Investment Gain/(Loss) on Sale	(1.7)	0.0	1.0
Bargain Purchase Gain	0.0	10.0	0.0
Merger/Restructure Expenses	(1.0)	(2.6)	(0.1)
Amortization of Affordable Housing and Other Items	(1.5)	(4.1)	(2.8)
Pre-Tax Income	**$ 37.5**	**$ 41.0**	**$ 22.5**
Income Tax	(9.3)	(6.8)	(6.8)
Discontinued Operations	0.0	(0.2)	(0.2)
Net Income	**$ 28.2**	**$ 34.0**	**$ 15.5**
Preferred Dividend	(0.4)	(0.4)	(0.4)
Net Income Available to Common	**$ 27.8**	**$ 33.6**	**$ 15.1**
Earnings Per Share	**$ 0.32**	**$ 0.39**	**$ 0.18**

Highlights

- NII up $12.7 million or 17.5% YOY; Operating Non Interest Income includes $0.8 million BOLI gain
- Operating expenses up $4.4 million or 10.0% YOY
- Provision for Loan Losses fell from $8.9 million to $0.0 YOY as credit quality improves
- Q2 2013 tax expense reflects non-taxable bargain purchase gain from Centennial
- Net Income up $12.7 million or 82.4% YOY
- EPS up $0.14 or 78% YOY

Page 7

$27.7 $30.1 $29.3 $30.7 $31.9 4.28% 4.50% 4.16% 4.25% 4.44% 4.0%4.2%4.4%4.6%4.8%5.0%5.2%Q3-12Q4-12Q1-13Q2-13Q3-13$24.4 $26.7 $26.6 $32.5 $33.8 4.50% 4.58% 4.42% 4.74% 4.73% $15$19$23$27$31$35$39Q3-12Q4-12Q1-13Q2-13Q3-13$21.8 $22.2 $20.8 $20.6 $21.1 5.11% 5.07% 4.72% 4.64% 4.65% Q3-12Q4-12Q1-13Q2-13Q3-13$71.9 $77.5 $76.2 $82.2 $84.6 4.41% 4.55% 4.36% 4.36% 4.41% 4.0%4.2%4.4%4.6%4.8%5.0%5.2%$65$70$75$80$85$90Q3-12Q4-12Q1-13Q2-13Q3-13Net Interest Income and NIM $ in millions Bank of Nevada Torrey Pines Bank WAL Consolidated Note: Net Interest Margin is reported on a tax-equivalent basis and excludes the interest income and loan balances of held for sale loans Highlights o5 bps increase to 4.41% NIM at WAL driven by 19 bps increase at BON because of higher loan yields and a change in mix Western Alliance Bank

$5.3 $5.7 $5.9 $6.4 $6.5 5.42% 5.60% 5.42% 5.40% 5.44% Q3-12Q4-12Q1-13Q2-13Q3-13$168 $205 $422 $249 $381 Q3-12Q4-12Q1-13Q2-13Q3-13$1.3 $1.2 $1.3 $1.3 $1.4 3.17% 3.25% 3.21% 2.92% 3.01% Q3-12Q4-12Q1-13Q2-13Q3-13$4.3 $4.5 $4.8 $5.1 $5.3 0.38% 0.35% 0.32% 0.32% 0.33% Q3-12Q4-12Q1-13Q2-13Q3-13WAL Consolidated Net Interest Drivers $ in billions Cash and Due from Banks Loans and Yield Total Investments and Yield Interest Bearing Deposits and Cost $ in millions

Operating Expense and Efficiency Ratio $ in millions $16.7 $16.8 $17.4 $17.3 $17.8 51.9% 45.5% 50.5% 48.0% 47.1% 35%40%45%50%55%60%Q3-12Q4-12Q1-13Q2-13Q3-13$11.9 $13.1 $13.1 $14.7 $15.2 44.7% 45.2% 45.1% 42.0% 40.8% $5$10$15$20Q3-12Q4-12Q1-13Q2-13Q3-13$11.1 $11.1 $12.0 $12.0 $11.9 47.3% 46.3% 53.1% 54.2% 53.0% Q3-12Q4-12Q1-13Q2-13Q3-13$43.9 $45.8 $46.2 $47.0 $48.3 54.9% 53.5% 54.6% 52.2% 51.6% 40%45%50%55%60%$35$40$45$50$55Q3-12Q4-12Q1-13Q2-13Q3-13Western Alliance Bank Bank of Nevada Torrey Pines Bank WAL Consolidated Note: Operating Expenses exclude goodwill impairment, merger-related expenses and gains/losses on sale of repossessed assets. Highlights o330 bps decrease in efficiency ratio since Q3 2012 due to reduced legacy expenses and increasing asset base driving higher revenues

Pre-Tax Pre-Provision Income and ROA $ in millions $14.2 $16.7 $15.3 $17.3 $18.4 1.93% 2.31% 1.93% 2.12% 2.22% 1.5%2.0%2.5%3.0%Q3-12Q4-12Q1-13Q2-13Q3-13$14.1 $15.2 $15.3 $19.5 $21.1 2.38% 2.38% 2.36% 2.62% 2.68% $0$5$10$15$20$25Q3-12Q4-12Q1-13Q2-13Q3-13$11.8 $12.2 $9.9 $9.7 $9.9 2.50% 2.51% 2.03% 1.98% 2.00% Q3-12Q4-12Q1-13Q2-13Q3-13$33.4 $36.8 $35.1 $40.1 $42.1 1.68% 1.98% 1.81% 1.92% 1.94% 1.5%2.0%2.5%3.0%$25$30$35$40$45Q3-12Q4-12Q1-13Q2-13Q3-13Western Alliance Bank Bank of Nevada Torrey Pines Bank WAL Consolidated Note: Pre-Tax Pre-Provision Income excludes securities and goodwill impairment, mark-to-market gains/losses, gains/losses on sale of investment securities and repossessed assets, merger-related expenses, and net acquisition gain Highlights oPre-tax Pre-Provision income up $8.7 million or 26% compared to Q3 2012 oPre-Pre ROA up 11 bps to 1.94% compared to Q3 2012

Net Income and ROA

$ in millions

Western Alliance Bank*


$30
$25
$20
$15
$10
$5
$0
1.48%
1.63%
1.31%
1.61%
1.24%
$8.8
$10.4
$8.5
$12.0
$9.8
Q3-12
Q4-12
Q1-13
Q2-13
Q3-13

Torrey Pines Bank


1.31%
0.70%
1.30%
1.16%
0.90%
$6.4
$5.2
$6.3
$5.8
$4.6
Q3-12
Q4-12
Q1-13
Q2-13
Q3-13

Bank of Nevada


0.79%
0.99%
1.34%
1.55%
1.96%
$5.8
$7.6
$10.7
$12.7
$16.3
Q3-12
Q4-12
Q1-13
Q2-13
Q3-13
2.0%
1.5%
1.0%
0.5%
0.0%

WAL Consolidated*


$35
$30
$25
$20
$15
$10
$5
$0
0.85%
0.84%
1.08%
1.23%
1.30%
$15.5
$17.3
$21.0
$27.7
$28.2
Q3-12
Q4-12
Q1-13
Q2-13
Q3-13
2.0%
1.5%
1.0%
0.5%
0.0%

Highlights

- Consolidated Net Income up $12.7 million or 81.9% compared to Q3 2013, aided in part by rebound in Nevada
- Consolidated ROA now over 1.0% for three consecutive quarters

* Excludes BPO and other non-recurring items in Q4 2012 and Q2 2013

Page 12

Composition of Pass Credits and Loan Grades 9/30/12 High Pass $1,364 Pass $3,636 Special Mention $98 Classified$236 Wtd Grade 4.18 Total Loans $5,333 million Pass Credits and Loan Grades Q3 2012 – Q3 2013 Composition of Pass Credits and Loan Grades 9/30/13 High Pass $1,700 Pass $4,459 Special Mention $137 Classified$219 Wtd Grade 4.13 Total Loans $6,516 million + + = $329 $8 $530 $292 $34 ($84) $68 Organic Loan Growth Centennial and Western Liberty Loans High Pass Pass Special MentionClassified$402 $781 $6

$9.0 $13.5 0.70% 0.99% 0.38% 0.17% Q3-12Q4-12Q1-13Q2-13Q3-13Affinity Card Mark to Fair Value($2.6 mil)WABTPBBONNet Charge-Off Rate 0.10% recovery rate, $1.5 million net recovery $2.7 $9.0 $13.5 $5.4 $2.7 $(1.5) $1.9 $3.2 $2.7 $3.1 $4.1 Q3-12Q4-12Q1-13Q2-13Q3-13Net Charge-Offs and Provision Q3 2012 – Q3 2013 $3.0 $4.2 $2.2 $3.0 $5.9 $7.3 $3.2 $0.5 $0.0 Q3-12Q4-12Q1-13Q2-13Q3-13 Other Allocated Provision Net Growth ProvisionNet Charge-Offs and Charge-Off Rate Loan Provision $8.9 $11.5 $5.4 $5.4 $3.5 Gross Charge Offs, Recoveries and Net Charge Offs Recoveries Net Charge-Offs Page 14 $10.9 $16.7 $8.1 $5.8 $2.6 Reserve on new loan growth of $1.3 million offset by $1.3 million reduction in other allocated

Effect of No Reserve for Acquired Loans Reported Less: Acquired Loans*Adjusted Allowance for Loan Losses98$ 98$ Total Loans6,516$ 402$ 6,114$ Ratio1.50%1.60%Effect of Acquired Loans Booked at Discount Reported Plus: Credit Discount*Adjusted Allowance for Loan Losses98$ 37$ 135$ Total Loans6,516$ 37$ 6,553$ Ratio1.50%2.06%* Western Liberty and Centennial Allowance for Credit Losses at 9/30/13

Charge-Offs By Vintage and Remaining Balances $ in millions $4 $14 $18 $66 $131 $262 $252 $392 $361 $308 $408 $838 $1,487 $1,534 0002001200220032004200520062007200820092010201120122013$2.4 $2.4 $2.1 $5.3 $25.9 $66.4 $126.1 $97.2 $63.7 $4.8 $2.9 $0.4 $0.2 $0.2 20002001200220032004200520062007200820092010201120122013Remaining Balances by Vintage 2000-2013 Charge-Offs by Vintage 2000-2013 $102 outstanding balances (1.7% of total) $379.3 charge offs (94.8% of total) $8.5 charge offs (2.1% of total) $12.2 charge offs (3.1% of total) $1,397 outstanding balances (23.0% of total) $4,575 outstanding balances (75.3% of total)

Capital Q3 2012 – Q3 2013 12.3% 12.6% 12.6% 12.0% 12.5% 8.1% 8.6% 8.6% 8.3% 8.8% 11.0% 11.3% 11.3% 10.8% 11.2% 9.7% 10.1% 10.1% 9.9% 10.0% Q3-12Q4-12Q1-13Q2-13Q3-13Total RBCTier 1 CommonTier 1 RBCTier 1 LeverageRegulatory Ratios Page 17 Basel III (2015) Estimated Capital Tangible Common Equity, net of tax659 Cumulative OCI Related to AFS and other9 Basel I Tier 1 Common Equity668 Disallowed FV TRUPS adjustment and DTA(23) Basel III Tier 1 Common Equity645 Basel I Risk Based Assets7,626 Basel III Risk Based Assets7,746 Basel I Total Tier 1 Capital856 DTAs and Investments in Other Financial Companies(22) Basel III Total Tier 1 Capital834 Basel III Total Risk Based Capital931 Basel III Total RBC 12.0%Basel III Tier 1 RBC 10.8%Basel III Tier 1 Leverage 9.7%Basel III Tier 1 Common 8.3%

Tangible Book Value and ROTCE Q3 2012- Q3 2013 Page 18 $6.35 $6.84 $7.04 $7.26 $7.57 11.6% 12.0% 13.9% 16.5% 17.1% 8.0%13.0%18.0%23.0%28.0%$4.00$6.00$8.00Q3-12Q4-12Q1-13Q2-13Q3-13TBV/ShareROTCE* * * After adjusting for bank acquisitions and other non-recurring items.

Outlook 4th Quarter 2013 Balance Sheet Growth Interest Margin Operating Efficiency Asset Quality

Question & Answer WAL Q3 2013 Earnings Presentation

Forward-Looking Statements This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding guidance or expectations relating to balance sheet growth, interest margin, operating efficiency, asset quality, and regulatory capital. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this presentation to reflect new information, future events or otherwise.